UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2025, the independent members of the Board of Directors and the Compensation and Management Development Committee of Starbucks Corporation (the “Company”, “we”, or “our”) approved a “Back to Starbucks” grant of performance-based restricted stock units (“PRSUs”) for each of the Company’s continuing named executive officers. This equity award is 100% performance based, with targets that align with each of the components of our Back to Starbucks strategy.

These grants are designed to motivate and retain our senior leaders to deliver on the significant transformation required by our turnaround plan. The grants are directly tied to the achievement of key components of the Back to Starbucks plan to encourage our senior leaders to achieve these goals as quickly as possible. They include a goal of meaningfully reducing operating expenses to support continued investment in the in-store experience.

We believe the success of our Back to Starbucks plan will result in the creation of significant value for our shareholders, partners (employees), and customers.

The awards have a target value of $6,000,000 and will be eligible to vest following our fiscal year 2027 based on achievement of the pre-determined goals. They will pay out only if the threshold goal relating to operating expense reduction is met. The achievement of goals related to (i) the rollout of the Company’s Green Apron Service program, (ii) coffeehouse uplifts, (iii) new food and beverage platforms, and (iv) a reimagined Starbucks Rewards program can unlock payouts of up to 200% of target, subject to a downward adjustment if the Company’s relative total shareholder return compared to the S&P 500 over the performance period is not equal to or greater than the 50th percentile.

Participants need to be in service through the settlement date of the PRSUs to have their PRSUs vest.

The information provided herein contains forward-looking statements relating to our Back to Starbucks plan. Forward-looking statements are subject to various risks and uncertainties that could cause our actual results to differ materially from these statements and should be considered in conjunction with cautionary statements and risk factor disclosures in our filings with the Securities and Exchange Commission, including our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Starbucks assumes no obligation to update any of these forward-looking statements or information, which are made as of their respective dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	July 2, 2025
		By:	/s/ Bradley E. Lerman
Bradley E. Lerman
executive vice president, chief legal officer